1 MANAGEMENT CONSULTING AGREEMENT U.S. Concrete, Inc. and Joseph C. Tusa, Jr. THIS AGREEMENT is entered into as of the 1st day of July, 2017, by and between U.S. Concrete, Inc. (“Company”) and Joseph C. Tusa, Jr. (hereinafter referred to as the “Consultant”). For purposes of this Agreement, the term “Company Entities” means, collectively, the Company and its business and operating units and its direct and indirect subsidiaries and affiliates, as the same may exist now or in the future, including those corporations or other legal entities in which Company has a direct or indirect ownership or investment interest of 20% or more. WHEREAS, Consultant is a former executive officer of the Company, having previously served in the role of Senior Vice President and Chief Financial Officer; WHEREAS, the Company desires to retain the services of Consultant, and Consultant desires to render such services, all subject to and upon the terms set forth herein. NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Company and Consultant agree as follows: 1. Consulting Services. a. Term of Service. The Company hereby retains Consultant as a consultant and independent contractor to provide the services described in Paragraph 1.b. for a period of two (2) months, commencing on the date of this Agreement and ending August 31, 2017 (the “Term of Service”). Both Parties acknowledge that this Agreement shall automatically terminate at the conclusion of the Term of Service or as otherwise terminated in accordance with Section 6 hereof and may only be extended for an additional period of time with the express written consent of both the Consultant and the Company. b. Services to be Provided. Consultant shall be available on an as-needed basis to render consulting and advisory services as may be reasonably requested by the Company’s President and Chief Executive Officer and the Board of Directors of the Company with respect to the conduct of the business of any Company Entity, including but not limited to consulting and advisory services relating to financial reporting, tax and accounting matters, capital markets, banking and finance matters, and business development, mergers and acquisitions (collectively, the “Services”). Consultant’s principal contact at the Company during the Term of Service shall be the Company’s President and Chief Executive Officer. c. Availability and Standard of Services. Consultant hereby agrees that he will be available to provide Services for a maximum of 40 hours during any one week during the Term of Service. Consultant agrees that he shall perform all of the Services in a timely and professional manner, in compliance with all policies and procedures of the Company, as well as all applicable

2 laws, rules and regulations of the United States and any state in which his services are provided, with a level of care, skill and diligence that a prudent professional acting in a like capacity and familiar with such matters would use. d. Work Location. The Parties acknowledge that Consultant will have access to an office at the Company’s headquarters and that to the extent practicable, Consultant may work from his home office. It is the intent and expectation of both parties that Consultant shall be required to travel as necessary to complete the consulting and advisory services contemplated by this Agreement. e. Limitations. Consultant acknowledges that without prior written consent of the Company, he shall not have the authority to act or make decisions for, give instructions to, or make commitments on behalf of any of the Company Entities and shall not hold himself out to any party as having any such authority. f. Work Product. All work product produced or created by Consultant during the Term of Service, in any form, is work for hire and is the sole property of the Company (collectively, “Work Product”); provided, however, Work Product shall not include: (i) general skills, know-how, methods or techniques or (ii) software licensed by Consultant from third-parties. 2. Independent Contractor. a. Consultant shall have complete discretion to determine the details, methods and means by which Consultant provides the Services. The parties agree that Consultant is retained only for the purposes and to the extent set forth in this Agreement, and Consultant’s relation to the Company shall be that of a consultant and an independent contractor. As a consultant and an independent contractor, Consultant shall be free to use and dispose of such portion of Consultant’s time, energy and skill as Consultant is not obligated to devote hereunder to the Company Entities, in such manner as Consultant sees fit and to such persons, firms or corporations as Consultant deems advisable so long as same does not conflict with the provisions of this Agreement or any other agreements between Consultant and the Company Entities. b. Consultant shall not be considered under the terms of this Agreement as having the status as an employee of the Company, nor shall Consultant be entitled to participate in any plans, arrangements, or distributions by the Company to any bonus, equity, health benefits, or any other benefits extended by the Company to its employees. c. All payments, including the reimbursement for reasonable and actual expenditures, shall be included in Consultant’s compensation for Services rendered and accordingly reported on Consultant’s IRS Form 1099. Consultant acknowledges that the Company shall not withhold nor pay any amounts for federal, state or local income tax, Social Security, Unemployment, or Workers’ Compensation, and that Consultant shall have full and exclusive responsibility for the payment of any taxes levied, assessed or resulting from any services Consultant shall perform pursuant to this Agreement.

3 3. Compensation. For all services rendered by Consultant, the Company shall compensate Consultant as follows: a. Fee. Company shall pay Consultant a monthly fee of $32,687.92; or an aggregate of $65,395.84 for the Term of Service. Unless otherwise agreed to in writing between Consultant and the Company, this fee will be paid to Consultant by direct deposit to an account designated by Consultant no later than the last day of each month during the Term of Service. b. Expenses. Consultant shall be entitled to reimbursement for all business, travel and other reasonable, actual out-of-pocket expenses incurred by Consultant in the performance of Consultant’s Services pursuant to this Agreement (“Expenses”); provided, however, all expenses over $250 must be pre-approved by the President and Chief Executive Officer of the Company. All Expenses must be appropriately documented and in a format consistent with the Company’s expense reporting policy. Company will pay Consultant for all properly documented Expenses within 30 days after Consultant submits the applicable expense report. 4. Non-Disclosure. a. Consultant acknowledges that during the course of his duties for the Company he may be furnished or become aware of Confidential Information. "Confidential Information" shall mean information which is (i) proprietary to or created by any Company Entity; (ii) not typically disclosed to non-employees by the Company Entities; or (iii) designated as Confidential Information by a Company Entity. Notwithstanding any of the foregoing, Confidential Information shall also be deemed to include the trade secrets, designs, business plans, pricing schedules, and customer lists. b. Consultant further acknowledges and agrees that all Confidential Information shall be the exclusive and confidential property of the Company and shall be regarded, treated and protected as such. Consultant shall not use, copy or transfer Confidential Information other than as is necessary in carrying out his duties pursuant to this Agreement. 5. Return of Company Property. a. All materials, correspondence, reports, records, charts, data, software, hardware, designs, business plans, acquisition plans, financial statements, manuals, memoranda, lists, and documents, including without limitation those containing or pertaining to any Confidential Information, delivered to or compiled by Consultant by or on behalf of the Company Entities that pertain to the business, activities or future plans of the Company Entities shall be and remain the exclusive property of the Company. b. All Company property that is collected or held by Consultant shall be delivered promptly to the Company, without request, upon termination of this Agreement, without regard to the cause or reasons for such termination. 6. Termination. This Agreement may be terminated prior to the completion of the Term of Service in any one of the following ways:

4 a. Death. The death of Consultant shall immediately terminate this Agreement. b. By Company or Consultant. At any time prior to the expiration of the Term of Service, either the Company or Consultant may, for any reason, terminate this Agreement and Consultant’s engagement as a Consultant upon providing 14 days advance written notice to the other Party. c. Upon termination of this Agreement pursuant to this Paragraph 6, Company shall pay to Consultant the fees earned and Expenses incurred by Consultant pursuant to Paragraph 3 through the termination date, and all rights and obligations of the Company and Consultant under this Agreement shall cease as of the termination date, except that Consultant’s obligations under Paragraphs 4 and 5, and Company’s obligations under Paragraph 8, shall survive such termination in accordance with their terms. 7. Assignment. a. In the event that Company, or any corporation or other entity resulting from any merger or consolidation referred to in this section, merges or consolidates into or with any other entity or entities, or in the event that substantially all of the assets of Company are sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity resulting from such merger or consolidation or to which such assets are sold or transferred. b. This Agreement shall not be assignable by Company or by any entity resulting from any merger or consolidation or to which such assets are sold or transferred, except (i) to the continuing entity in, or the entity resulting from and as an incident of any such merger or consolidation, or (ii) to the entity to which such assets are sold or transferred, and as an incident of such sale or transfer. c. Neither this Agreement nor any rights hereunder shall be assignable by Consultant. 8. General Indemnity. a. The Company shall indemnify, defend and hold harmless the Consultant from and against any and all losses, liability or expense based on or attributable to any claim or threatened claim by a Third Party arising out of or in connection with any service performed under this Agreement. b. Notwithstanding the foregoing, the Company’s indemnification obligation to Consultant shall not apply to any liability arising from or caused by bad faith, willful or reckless conduct or intentional misconduct of Consultant.

5 9. Governing Law. a. This Agreement shall be interpreted in accordance with and governed by the laws of the State of Texas, without regard to conflict of law principles. It is conclusively deemed that this Agreement was entered into in the State of Texas. b. If any provision of this Agreement is unenforceable under applicable law, it shall not affect the validity or enforceability of the remaining provisions. To the extent that any provision of this Agreement is unenforceable as stated, such provision shall not be void but rather shall be modified to the extent required by applicable law to permit such provision to be enforced to the maximum extent permitted by applicable law. 10. Complete Agreement. This Agreement is the final, complete and exclusive statement of the agreement for the Services between the Company and Consultant, and supersedes all proposals, oral or written, and negotiations, conversations, discussions, or agreements between the parties relating to the Services to be provided hereunder. For the avoidance of doubt, the terms and conditions of this Agreement are unrelated to and have no force or effect on that certain Separation and Transition Agreement dated as of March 23, 2017 by and between the Company and Consultant or the general release and waiver provided thereunder. Both Parties recognize that none of the terms of this Agreement may be varied, contradicted or supplemented except by a written instrument signed by both parties. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below. CONSULTANT /s/ Joseph C. Tusa, Jr. Joseph C. Tusa, Jr. July 1, 2017 Date FOR: U.S. CONCRETE, INC. Title: /s/ William J. Sandbrook William J. Sandbrook President and Chief Executive Officer Date: July 1, 2017